UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Ikanos Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IKANOS COMMUNICATIONS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 9, 2015

9:30 a.m. Pacific Time

We cordially invite you to attend a Special Meeting of Stockholders of Ikanos Communications, Inc. The meeting will be held on Monday, February 9, 2015 at 9:30 a.m., Pacific Time, at the Fremont Marriott Silicon Valley, 46100 Landing Parkway, Fremont, CA 94538. We are holding the Special Meeting of Stockholders:

1.	to approve an amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the Board of Directors within a specified range, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders; and

2.	to approve the adjournment or postponement of the Special Meeting, if necessary, for, among other reasons, the solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the proposal set forth in this proxy statement.

These items are fully discussed in the following pages, which are made part of this Notice of Special Meeting of Stockholders. Stockholders who owned shares of our common stock as of the close of business on January 6, 2015 may vote at the meeting. Even if you plan to attend the meeting, we request that you vote your shares as promptly as possible.

Your vote is very important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible. You may vote your shares by telephone, via the Internet or by mail. Stockholders of record attending the meeting may vote in person, even if you have already voted your shares by telephone, via the Internet, or by returning a proxy card or voting instruction card.

By Order of the Board of Directors,

Andrew S. Hughes
Vice President, General Counsel & Corporate Secretary

Fremont, California

January [    ], 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 9, 2015.

Our Proxy Statement for the Special Meeting of Stockholders, along with the proxy card is available on our website at www.ikanos.com.

IKANOS COMMUNICATIONS, INC.

47669 Fremont Boulevard

Fremont, California 94538

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 9, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (Board) of Ikanos Communications, Inc. (Ikanos or the Company) is soliciting proxies for a Special Meeting of Stockholders to be held at the Fremont Marriott Silicon Valley, 46100 Landing Parkway, Fremont, CA 94538 on Monday, February 9, 2015, at 9:30 a.m., Pacific Time (the Special Meeting). This Proxy Statement will be mailed to stockholders on or about January [            ], 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Special Meeting. Please read it carefully.

Costs of Solicitation

We will pay the costs of soliciting proxies from our stockholders. We are required to request brokers and nominees who hold shares of our common stock in their names to furnish our proxy materials to the beneficial owners of such shares of our common stock. We will reimburse such firms and nominees for their reasonable expenses in forwarding the proxy materials to these beneficial owners. Certain of our directors, officers, and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile, or other electronic means.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on January 6, 2015 (the Record Date) are entitled to vote at the Special Meeting. On the Record Date, 139,371,469 shares of our common stock were outstanding. The closing price of our common stock on The NASDAQ Capital Market (NASDAQ) on the Record Date was $0.3050 per share.

QUESTIONS AND ANSWERS

Although we encourage you to read the Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Special Meeting.

Q:	Why are we providing the proxy materials?

A:	Our Board is providing these proxy materials to you in connection with the Special Meeting, which will take place on Monday, February 9, 2015, at 9:30 a.m., Pacific Time. Stockholders are invited to attend the Special Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these proxy materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process, and certain other required information.

Q:	What proposals will be voted on at the Special Meeting?

A:	There is one proposal scheduled to be voted on at the Special Meeting.

Proposal One	To approve an amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the Board of Directors within a specified range, without reducing the authorized number of shares of our common stock, to be effected in the sole discretion of the Board of Directors at any time within one year of the date of the Special Meeting without further approval or authorization of our stockholders.

In addition to the proposal set forth above, stockholders are also being asked to approve a proposal that will give us authority to postpone or adjourn the Special Meeting for, among other reasons, the purpose of soliciting additional proxies if there are not sufficient votes to approve the proposal set forth above at the time of the Special Meeting. You should note that if this proposal is approved, the Special Meeting could be successively postponed or adjourned to any date. If the Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and indicate how you wish to vote on any of the proposals, but do not indicate a choice on the proposal to authorize postponements and adjournments, your shares will be voted in favor of the proposal to authorize postponements and adjournments.

Q:	What is the Board’s voting recommendation?

A:	Our Board recommends that you vote your shares as follows:

Proposal One	FOR approval of an amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio determined by the Board of Directors within a specified range, without reducing the authorized number of shares of our common stock.

Q:	Who can vote at the Special Meeting?

A:	All stockholders who owned shares of our common stock at the close of business on the Record Date may vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date on the matters to be voted on. As of the close of business on the Record Date, 139,371,469 shares of our common stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name, which is referred to as being beneficially owned. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record – If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (Transfer Agent), you are considered the stockholder of record with respect to those shares and the Notice is being sent directly to you by our Transfer Agent. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Special Meeting. You may also vote by telephone, via the Internet or by mail as described below under “How can I vote my shares without attending the Special Meeting?.”

Beneficial Ownership – If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by your broker, bank, or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you receive a legal proxy from your broker, bank, or nominee. Your broker, bank, or nominee has provided you with a voting instruction card for you to use in directing the broker, bank, or nominee regarding how to vote your shares. You also may vote by telephone, via the Internet, or by mail as described below under “How can I vote my shares without attending the Special Meeting?.”

Q:	How many votes does Ikanos need to hold the Special Meeting?

A:	A majority of our outstanding shares as of the Record Date must be present in person or by proxy at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Shares are counted as present at the Special Meeting if you:

•	are present and vote in person at the Special Meeting; or

•	voted by telephone, via the Internet, or have properly submitted a proxy card or voter instruction card.

Q:	How are votes counted?

A:	You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal. If you abstain from voting on the proposal, it has the same effect as a vote against. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the proposal described above.

The term broker non-votes refers to shares held by a brokerage firm, bank, or other nominee (for the benefit of its client) that are represented at the Special Meeting, but with respect to which such broker, bank, or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers, banks, and nominees do not have discretionary voting authority on certain non-routine matters and accordingly may not vote on such matters absent instructions from the beneficial holder. Consequently, there likely will be broker non-votes on the proposal described above. Broker non-votes are counted for the purpose of establishing a quorum for the Special Meeting as described above under the caption, “How many votes does Ikanos need to hold the Special Meeting?” but are not counted as shares present and entitled to be voted with respect to matters on which the broker has expressly not voted.

Q:	What is the voting requirement to approve Proposal One?

A:	Proposal One and the proposal to postpone or adjourn the Special Meeting, require the affirmative “FOR” vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and voting at the Special Meeting (Votes Cast). Broker non-votes are not considered to be Votes Cast.

Q:	Can I vote my shares by filling out and returning the Notice?

A:	No. The Notice does, however, provide instructions on how to vote by telephone, via the Internet, by returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the Special Meeting.

Q:	How can I vote my shares in person at the Special Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. Please bring the proxy card or proof of identification to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. This will not limit your right to vote at the Special Meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank, or nominee in order to vote at the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:	Whether you hold shares directly as a stockholder of record or are the beneficial owner of shares in street name, you may vote without attending the Special Meeting.

BY TELEPHONE OR VIA THE INTERNET – if you hold your shares directly as a stockholder of record and you have telephone or Internet access, you may submit your proxy by telephone or via the Internet as indicated in the Notice.

If your shares are registered in the name of a broker, bank, or other nominee and they participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options, you may vote those shares by telephone or via the Internet as provided in the voter instruction card you receive from your broker, bank, or other nominee at Broadridge Financial Solutions’ voting website (www.proxyvote.com).

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Standard Time, on February [    ], 2015. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions, and to confirm that stockholders’ instructions have been recorded properly. If you elect to vote via the Internet, you should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by you.

BY MAIL – you may submit your proxy by mail by signing your proxy card or the voter instruction card, and mailing it in the provided pre-paid return envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. Your proxy or instruction card must be received by 11:59 p.m., Eastern Standard Time on February [            ], 2015.

Q:	How can I change my vote after I vote or return my proxy card?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may do this by:

•	voting by telephone or via the Internet, either of which must be completed by 11:59 p.m., Eastern Standard Time, on February [ ], 2015 (only your last telephone or Internet proxy will be counted);

•	signing and submitting a new proxy card with a later date; or

•	attending the Special Meeting and voting in person.

Attending the Special Meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a broker, bank, or other nominee, you must contact that broker, bank, or other nominee directly to revoke any prior voting instructions.

Q:	Where can I find the voting results of the Special Meeting?

A:	The preliminary voting results will be announced at the Special Meeting. The final voting results will be reported on a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (SEC) within four business days after the Special Meeting. If our final voting results are not available within four business days after the Special Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	Who are the proxies and what do they do?

A:	A proxy is your legal designation of another person to vote on your behalf. Dennis A. Bencala, our Chief Financial Officer, and Andrew S. Hughes, our Vice President, General Counsel & Corporate Secretary, were designated by our Board as the proxy holders. By voting as provided above, you are giving the proxy holders the authority to vote your shares in the manner you indicate when you vote by telephone, via the Internet, or as indicated on your proxy card. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and, where a choice has been specified by the stockholder as provided in the proxy card, your proxy will be voted in accordance with the instructions you indicate on the proxy card. If you submit your proxy, but do not indicate your voting instructions, your shares will be voted “FOR” Proposal One and for adjournment if there are not enough votes to approve Proposal One.

Unless you indicate otherwise on the proxy card, you also authorize your proxy holder to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our bylaws, is properly presented for action at the Special Meeting.

Q:	What does it mean if I receive more than one Notice?

A:	You may receive more than one Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice. Please follow the instructions for all Notices you receive. If you share an address with another stockholder and received only one Notice and would like to request an additional Notice, please send your request to Investor Relations, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, or to ir@ikanos.com, or call us at (510) 438-6231. You may also contact us if you received multiple copies of the Notice and would prefer to receive a single copy in the future.

Q:	What happens if additional proposals are presented at the Special Meeting?

A:	Other than the proposals described in this Proxy Statement, we do not expect any additional matters to be presented for a vote at the Special Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to any mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may retain the services of a third party firm to aid in the solicitation of proxies. If we do engage a third party firm, we will pay the customary costs associated with such engagement. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

PROPOSAL ONE

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AT ANY TIME WITHIN ONE YEAR OF THE DATE OF THE SPECIAL MEETING WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS

Introduction

Our Board has unanimously approved and recommended to our stockholders an amendment to our Restated Certificate of Incorporation (Certificate Amendment) to effect a reverse stock split (the Reverse Stock Split) at a ratio of not less than one-for-five shares (1:5) and not greater than one-for-ten shares (1:10), with the exact ratio to be set as a whole number at or within this range as determined by our Board. If this Proposal One is approved, our Board may (but is not required to) implement the steps necessary to effect the Reverse Stock Split within one year of the date of the Special Meeting without further stockholder approval. Even if this Proposal One is approved, our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not in the best interests of the Company and/or its stockholders.

The Reverse Stock Split will have no effect on the par value of our common stock and will not reduce the number of authorized shares of common stock but will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The proposed form of Certificate Amendment to implement the Reverse Stock Split is attached to this proxy statement as Annex I.

Reasons for the Reverse Stock Split

Our common stock is listed on The NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. Our common stock is currently trading significantly below $1.00 per share. We have been provided two consecutive 180-day grace periods to regain compliance and we will regain compliance if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days by March 16, 2015. The Reverse Stock Split is one method for achieving this result. We value our listing on The NASDAQ Capital Market and currently intend to implement the Reverse Stock Split promptly following the Special Meeting in order to assist in maintaining such listing.

Our Board believes that the delisting of our common stock from The NASDAQ Capital Market would likely result in decreased liquidity and/or increased volatility in our common stock, a loss of current or future coverage by certain sell-side analysts, and a diminution of institutional investor interest. The Board also believes that such delisting could cause a loss of confidence of industry partners, customers, and Company employees, which could harm our business and its future prospects.

If our common stock was delisted from The NASDAQ Capital Market, it would likely qualify for quotation on the OTC Bulletin Board or on the “pink sheets,” a price discovery platform maintained by the National Quotation Bureau, Inc. The Board believes that, in this event, stockholders would likely find it more difficult to obtain accurate quotations as to the price of our common stock, the liquidity of our common stock would likely be reduced, making it difficult for stockholders to buy or sell our common stock at competitive market prices, or at all. In addition, support from institutional investors and/or market makers that currently buy and sell the Company’s stock may decline, possibly resulting in a decrease in the trading price of our common stock.

In evaluating whether or not to authorize the reverse stock split, in addition to the considerations described above, our Board also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined in share price and corresponding market capitalization; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the institutional investor community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of our shares because of the reluctance of many brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

We also commissioned a study by FTI Consulting, Inc. to examine reverse stock splits that have recently been implemented by companies in similar industries to us in an effort to determine the optimal factors and conditions to effect the Reverse Stock Split such that it will increase the likelihood that the post-split price of our common stock, and corresponding market capitalization, trend in an upward trajectory once the Reverse Stock Split is implemented. Based in part on the review of the results of the study, our Board determined that, based upon current business and market factors, continued listing on The NASDAQ Capital Market is in the best interest of the Company and its stockholders, and that a reverse stock split is likely necessary to attempt to maintain the listing of the Company’s common stock on The NASDAQ Capital Market.

In order to provide maximum flexibility, we are asking our stockholders to approve a range of reverse split ratios of not less than one-for-five (1:5) and not greater than one-for-ten (1:10). The need for the broad range is due to the volatility of our stock price which ranged from a high of $1.29 to a low of $0.28 since January 1, 2014, and because of the uncertainty as to the actual number of shares that will be outstanding following the conclusion of the currently pending rights offering. On December 1, 2014, we launched a rights offering in which we are offering up to an additional 144,925,083 shares of our common stock. The rights offering is currently expected to conclude on January 30, 2015, a date which will be before the Effective Time (defined below) of the reverse split, if any. While we do not know the number of the additional shares that will be subscribed to in the rights offering, our largest investor, a group of funds associated with Tallwood Venture Capital, has committed to purchase an additional 27,439,023 shares as a part of the rights offering. Accordingly, although the number of shares outstanding as of January 6, 2015 is 139,371,469, we expect that our common stock outstanding immediately prior to the Special Meeting will increase to between 166,810,492 and 284,296,552, depending on the number of subscriptions exercised as part of the rights offering.

We believe that enabling our Board to set the exact reverse split ratio at or within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders and allow the Board to take into consideration the total number of shares outstanding immediately prior to the Effective Time. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	The total number of shares of common stock outstanding;

•	The status of our common stock listing on The NASDAQ Capital Market and the listing standards and rule-making process of NASDAQ and other stock exchanges;

•	The historical trading price and trading volume of our common stock;

•	The then prevailing trading price and trading volume for our common stock;

•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to any implementation of, and the exact timing and actual ratio of the Reverse Stock Split within the range of ratios specified in this Proposal One for one year following the date of our Special Meeting. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the meeting and prior to its effectiveness, without further action by the stockholders. However, because our common stock must be above $1.00 for a minimum of 10 consecutive trading days prior to March 16, 2015 or our common stock will likely be delisted from The NASDAQ Capital Market, our Board currently expects that it will implement the Reverse Stock Split promptly following the Special Meeting.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of five and a maximum of ten shares of existing common stock will be combined into one share of common stock. The table below shows, as of January 6, 2015, the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 139,371,469 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-5	27,874,294
1-for-6	23,228,578
1-for-7	19,910,210
1-for-8	17,421,434
1-for-9	15,485,719
1-for-10	13,937,147

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board. In addition, prior to the date of the Special Meeting, we expect to have closed the currently pending rights offering in which the Company is offering up to an additional 144,925,083 shares of our common stock. While we do not know the number of the additional shares that will be subscribed to in the rights offering, our largest investor, a group of funds associated with Tallwood Venture Capital, has committed to purchase a minimum of an additional 27,439,023 shares as a part of the rights offering. Accordingly, we expect that our common stock outstanding immediately prior to the Special Meeting will be between 166,810,492 and 284,296,552.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not change any stockholder’s percentage ownership interest in us, except that, as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the number of authorized shares of capital stock, and, therefore, will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an antitakeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction involving the Company with another company). This Proposal One is not being made in response to any effort of which the Board is aware to accumulate shares of our common stock or obtain control of the Company.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the Effective Time) of the Certificate Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Certificate Amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. However, because our common stock must be above $1.00 for a minimum of 10 consecutive trading days prior to March 16, 2015 or our common stock will likely be delisted from The NASDAQ Capital Market, our Board currently expects that it will implement the Reverse Stock Split promptly following the Special Meeting. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a Certificate Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Special Meeting, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian, or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians, or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Certificate Amendment effecting the Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions, or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•

If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•

The average closing price of our common stock as reported by The NASDAQ Capital Market for the five (5) trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on The NASDAQ Capital Market, then as reported on the primary trading marked for our common stock;

•	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the number of shares reserved for future issuance under our stock option plans, as well as the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible, or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible, or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange, or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment), or (iv) foreign entities and nonresident alien individuals. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split. This summary does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split, including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the presplit shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the presplit shares exchanged.

A holder of the presplit shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the presplit shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the presplit shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal One requires the affirmative vote of a majority of the outstanding shares of our common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as votes “against” this Proposal One. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal One.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, TO BE EFFECTED IN THE SOLE DISCRETION OF THE BOARD OF DIRECTORS AT ANY TIME WITHIN ONE YEAR OF THE DATE OF THE SPECIAL MEETING WITHOUT FURTHER APPROVAL OR AUTHORIZATION OF OUR STOCKHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of January 6, 2015, for:

•	each person or entity known to us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as held by them. Information related to holders of more than 5% of our common stock was obtained from the stockholder or filings with the SEC pursuant to Sections 13(d) or 13(g) of the Exchange Act. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying the outstanding warrants, restricted stock units, and stock options held by such person that are exercisable within 60 calendar days of January 6, 2015, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 139,371,469 shares of common stock outstanding as of January 6, 2015. Except as indicated by footnote, the address of the beneficial owners is c/o Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Tallwood (1)	86,494,521	52%
Alcatel-Lucent Participations, S.A. (2)	16,931,962	12%
Entities Affiliated with Diker Management LLC (3)	9,240,374	7%
Francis Capital Management, LLC (4)	7,122,169	5%
Lloyd Miller LLC (5)	7,001,410	5%

Directors and Named Executive Officers:
Diosdado Banatao (1)(6)	86,621,646	52%
Jason W. Cohenour (7)	40,750	*
Danial Faizullabhoy (8)	263,125	*
Frederick M. Lax (9)	192,125	*
George Pavlov (1)(10)	86,621,646	52%
James Smaha (11)	127,125	*
Omid Tahernia (12)	1,179,500	1%
Dennis Bencala (13)	528,624	*
Stuart Krometis (14)	278,125	*
Jim Murphy (15)	393,248	*
Debajyoti Pal (16)	1,169,531	1%
All current directors and executive officers as a group (11 persons) (17)	90,920,924	53%

*	Amount represents less than 1% of our common stock.
(1)

Tallwood III, L.P. (Tallwood III), Tallwood III Partners, L.P. (Tallwood III Partners), Tallwood III Associates, L.P. (Tallwood III Associates), Tallwood III Annex, L.P. (Tallwood III Annex), and Tallwood Partners L.L.C. (Tallwood Partners and together with Tallwood III Annex, Tallwood III, Tallwood III

Partners and Tallwood III Associates, the Tallwood Funds) directly own 34,263,340; 4,338,789; 265,465, 18,187,904, and 2,000,000) shares of our common stock, respectively. In addition under a Standby Purchase Agreement dated September 29, 2014, Tallwood III, Tallwood III Partners, and Tallwood III Associates have committed to purchase 24,188,597; 3,063,018; and 187,408 shares of our common stock, respectively, within 60 days of January 6, 2015. Tallwood III Management, LLC (Tallwood Management) is the general partner of Tallwood III, Tallwood III Partners and Tallwood III Associates. Tallwood III Annex Management, LLC (Tallwood Annex Management) is the general partner of Tallwood III Annex. Tallwood Management may be deemed to share voting and dispositive power with respect to the shares owned by Tallwood III, Tallwood III Partners, and Tallwood III Associates, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. Tallwood Annex Management may be deemed to share voting and dispositive power with respect to the shares owned by Tallwood III Annex, but disclaim such beneficial ownership except to the extent of its pecuniary interest therein. Messrs. Banatao and Pavlov are Managing Members of Tallwood Management and Tallwood Annex Management and may be deemed to beneficially own the shares held by the Tallwood Funds, but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The business address of each of the foregoing entities is Tallwood Venture Capital, 3000 Sand Hill Road, Building 3, Suite 240, Menlo Park, CA 94025.
(2)	Consists of 12,195,121 shares of common stock and 4,736,841 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days after January 6, 2015.
(3)	Based solely on a Schedule 13G/A filed on February 12, 2014, these shares are held by Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Small Cap Fund, LP, Diker Small Cap QP Fund, LP and Diker Micro Cap Fund, LP (collectively, the Diker Funds). As the sole general partner of the Diker Funds, Diker GP, LLC (Diker GP), has the power to vote and dispose of the shares of the Common Stock owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management LLC (Diker Management) serves as the investment manager of the Diker Funds. Accordingly, Diker Management may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations. Therefore, Messrs. Diker and Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management. Diker GP, Diker Management, and Messrs. Diker and Diker each disclaim all beneficial ownership, however, as affiliates of a Registered Investment Adviser, and in any case disclaim beneficial ownership except to the extent of their pecuniary interest in the shares.
(4)	Based solely on a Schedule 13G filed on February 9, 2014, these shares are held by Francis Capital Management, LLC (FCM) in its capacity as investment adviser to certain managed accounts (Managed Accounts) and two pooled investment vehicles may be deemed to be the beneficial owner of 7,122,169 shares of our common stock owned by the Funds and Managed Accounts, as in its capacity as investment adviser it has the power to dispose and direct the disposition of the shares of our common stock owned by the Funds and the Managed Accounts, and has the power to vote the shares of our common stock owned by the Funds and owned by certain of the Managed Accounts. John P. Francis is a part-owner of FCM and its Managing Member. As the controlling person of FCM, he may be deemed to beneficially own 7,122,169 shares of the issuer owned by the Funds and Managed Accounts. Pursuant to Rule 13d-4, Mr. Francis disclaims beneficial ownership of the securities owned by the Funds and Managed Accounts.
(5)	Based solely on a Schedule 13G filed on November 19, 2014, these shares are held by Lloyd I. Miller III in his capacity as (i) manager of a limited liability company that is adviser to certain trusts, (ii) manager of a limited liability company that is the general partner of a certain limited partnership, (iii) manager of certain limited liability companies, (iv) investment counsel for a certain trust, and (v) an individual. He may be deemed to be the beneficial owner of 7,001,410 shares of our common stock in his capacity as investment manager with the power to dispose and direct the disposition of the shares of our common stock and has the power to vote the shares of our common stock. Mr. Miller may be deemed to beneficially own 7,001,410 shares of the issuer.
(6)	Includes options to purchase 104,125 shares that are exercisable within 60 days after January 6, 2015.
(7)	Includes options to purchase 11,250 shares that are exercisable within 60 days after January 6, 2015.

(8)	Includes options to purchase 240,125 shares that are exercisable within 60 days after January 6, 2015.
(9)	Includes options to purchase 169,125 shares that are exercisable within 60 days after January 6, 2015.
(10)	Includes options to purchase 104,125 shares that are exercisable within 60 days after January 6, 2015.
(11)	Includes options to purchase 104,125 shares that are exercisable within 60 days after January 6, 2015.
(12)	Includes options to purchase 906,250 shares that are exercisable and 200,000 restricted stock units that are releasable within 60 days after January 6, 2015.
(13)	Consists of options to purchase 430,624 shares that are exercisable and 75,000 restricted stock units that are releasable within 60 days after January 6, 2015.
(14)	Consists of options to purchase 128,125 shares that are exercisable and 50,000 restricted stock units that are releasable within 60 days after January 6, 2015.
(15)	Includes of options to purchase 315,628 shares that are exercisable and 50,000 restricted stock units that are releasable within 60 days after January 6, 2015.
(16)	Includes options to purchase 607,031 shares that are exercisable and 62,500 restricted stock units that are releasable within 60 days after January 6, 2015.
(17)	Includes options to purchase 3,120,533 shares that are exercisable and 437,500 restricted stock units that are releasable within 60 days after January 6, 2015 held by current executive officers and directors.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may be able to submit proposals that they believe should be voted upon at next year’s annual meeting of stockholders. Stockholders may also recommend candidates for election to our Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Any such stockholder proposals must have been submitted in writing to the attention of the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than December 24, 2014, which is 120 calendar days prior to the anniversary of the mailing date of the proxy statement for our 2014 annual meeting of stockholders.

Alternatively, under our Bylaws, a proposal or a nomination of candidates for election to our Board that the stockholder does not seek to include in our 2015 proxy statement pursuant to Rule 14a-8 of the Exchange Act may be submitted in writing to the Corporate Secretary, Ikanos Communications, Inc., 47669 Fremont Boulevard, Fremont, CA 94538, no later than January 23, 2015 for the 2015 Annual Meeting of stockholders, which is 90 calendar days prior to the anniversary of the mailing date of the proxy statement for our 2014 annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the mailing date of the annual meeting has been changed by more than 30 days from the date of the prior year’s annual meeting, notice by the stockholder must be received not later than the close of business on the tenth day following the day notice of the date of the annual meeting was mailed or public disclosure was made, whichever occurs first.

As described in our Bylaws, a stockholder notice must set forth the following: a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; the name and address, as they appear on our books, of the stockholder proposing such business; the class and number of our shares that are beneficially owned by the stockholder; any material interest of the stockholder in such business; and any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder’s capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2015 annual meeting. In addition to the notice above, when seeking to include a nomination, the stockholder must also include: the name, age, business address, and residence address of the nominee; the principal occupation or employment of the nominee; the class and number of shares of the corporation that are beneficially owned by the nominee; a description of all arrangements or understandings between the stockholder and each nominee, and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected).

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Special Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Andrew S. Hughes
Vice President, General Counsel
& Corporate Secretary

Fremont, California

January [    ], 2015

Annex I

FORM OF CERTIFICATE OF AMENDMENT

OF THE RESTATED CERTIFICATE OF INCORPORATION OF

IKANOS COMMUNICATIONS, INC.

Ikanos Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 9, 2004.

SECOND: Effective at 5:00 p.m. (Delaware time) on the date of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware (such time on such date, the “Effective Time”), each [five, six, seven, eight, nine, or ten] shares of the Corporation’s common stock, par value $.001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or its stockholders, be combined into and become one share of fully paid and nonassessable Common Stock, subject to the treatment of fractional share interests set forth below. No fractional shares of Common Stock shall be issued by the Corporation, and the Corporation shall not recognize on its stock record books any purported transfer of any purported fractional share interest. A holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share as a result of the reverse stock split effected hereby (which shall be determined on the basis of the total number of shares of Common Stock held by a holder of record immediately prior to the Effective Time) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices per share of the Common Stock, as reported by The NASDAQ Capital Market (as adjusted for the reverse stock split effected hereby), during the five (5) consecutive trading days ending on the trading day immediately prior to the day on which the Effective Time occurs (or if such prices are not available, the average of the last bid and asked prices of the Common Stock on such days (as adjusted for the reverse stock split effected hereby) or other price determined by the Board of Directors).

THIRD: This Certificate of Amendment of the Restated Certification of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by the Secretary on [                        , 2015].

IKANOS COMMUNICATIONS, INC.

By:
[name; title]

I-1